                          THE FRANKLIN TEMPLETON GROUP
                                 CODE OF ETHICS
                                       AND
                       POLICY STATEMENT ON INSIDER TRADING

PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON

III.  SECURITIES EXEMPT FROM THE PROHIBITED,

SCHEDULE A:  LEGAL AND COMPLIANCE OFFICERS AND
             PRECLEARANCE DESK TELEPHONE & FAX NUMBERS........................38
SCHEDULE B:  SECURITIES TRANSACTION REPORT....................................39
SCHEDULE C:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF

SCHEDULE H:  CHECKLIST FOR PARTNERSHIPS AND SECURITIES
             ISSUED IN PRIVATE PLACEMENTS.....................................45

APPENDIX C:  INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER
             SUBSIDIARIES OF FRANKLIN RESOURCES, INC. - FEBRUARY 2001.........47

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING...............1

A.  LEGAL REQUIREMENT..........................................................1
B.  WHO IS AN INSIDER?.........................................................2
C.  WHAT IS MATERIAL INFORMATION?..............................................2
D.  WHAT IS NON-PUBLIC INFORMATION?............................................2
E.  BASIS FOR LIABILITY........................................................3
F.  PENALTIES FOR INSIDER TRADING..............................................3
G.  INSIDER TRADING PROCEDURES.................................................4

                                                                           12/01

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS

     Franklin Resources, Inc. and all of its subsidiaries,  and the funds in the
Franklin  Templeton  Group of Funds (the "Funds")  (collectively,  the "Franklin
Templeton  Group")  will  follow  this Code of Ethics  (the  "Code")  and Policy
Statement on Insider Trading (the "Insider Trading Policy").  Additionally,  the
subsidiaries  listed  in  Appendix  C  of  this  Code,  together  with  Franklin
Resources,  Inc.,  the  Funds,  the Fund's  investment  advisers  and  principal underwriter, have adopted the Code and Insider Trading Policy.

PART 1 - STATEMENT OF PRINCIPLES

     The Franklin Templeton Group's policy is that the interests of shareholders and clients are paramount and come before the interests of any director, officer or employee of the Franklin Templeton Group.(1)

     Personal investing  activities of ALL directors,  officers and employees of the Franklin  Templeton Group should be conducted in a manner to avoid actual OR potential  conflicts  of  interest  with  the  Franklin  Templeton  Group,  Fund shareholders, and other clients of any Franklin Templeton adviser.

     Directors, officers and employees of the Franklin Templeton Group shall use
their  positions  with  the  Franklin   Templeton   Group,  and  any  investment
opportunities  they  learn of  because  of  their  positions  with the  Franklin
Templeton  Group, in a manner  consistent  with their  fiduciary  duties for the benefit of Fund shareholders, and clients.

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 1  "Director" includes trustee.

PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE

     It is important  that you read and understand  this  document,  because its overall  purpose is to help all of us comply  with the law and to  preserve  and protect  the  outstanding  reputation  of the  Franklin  Templeton  Group.  This document was adopted to comply with  Securities  and Exchange  Commission  rules under the Investment  Company Act of 1940 ("1940 Act"), the Investment  Advisers
Act  of  1940  ("Advisers  Act"),  the  Insider  Trading  and  Securities  Fraud
Enforcement Act of 1988 ("ITSFEA"),  industry  practice and the  recommendations contained in the ICI's REPORT OF THE ADVISORY GROUP ON PERSONAL  INVESTING.  Any
violation  of the  Code or  Insider  Trading  Policy,  including  engaging  in a prohibited  transaction  or  failing  to file  required  reports,  may result in disciplinary  action,  and, when  appropriate,  termination of employment and/or referral to appropriate governmental agencies.

PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS

3.1  WHO IS COVERED BY THE CODE AND HOW DOES IT WORK?

     The  principles  contained  in the Code must be observed by ALL  directors, officers and employees(2) of the Franklin  Templeton Group.  However,  there are different  categories of  restrictions  on personal  investing  activities.  The category in which you have been placed  generally  depends on your job function, although  unique  circumstances  may result in you being  placed in a  different category.

The Code covers the following categories of employees who are described below:

   (1)  ACCESS  PERSONS:  Access Persons are those employees who have "ACCESS TO
        INFORMATION"  concerning  recommendations  made to a Fund or client with regard to the  purchase  or sale of a  security.  Examples of "ACCESS TO
        INFORMATION"  would include having access to trading systems,  portfolio accounting  systems,  research  data  bases or  settlement  information.
        Access Persons would typically include employees,  including  Management
        Trainees, in the following departments:

        o  fund accounting;
        o  investment operations;
        o  information services & technology;
        o  product management;
        o  legal and legal compliance
        o  and anyone else designated by the Director of Compliance

        In addition, you are an Access Person if you are any of the following:

        o  an officer or and directors of funds;
        o  an officer or  director  of an  investment  advisor or  broker-dealer subsidiary in the Franklin Templeton Group;
        o  a person that controls those entities; and
        o  any   Franklin   Resources'    Proprietary   Account    ("Proprietary
           Account")(3)

   (2)  PORTFOLIO PERSONS:  Portfolio Persons are a subset of Access Persons and are those employees of the Franklin  Templeton Group, who, in connection with his or her regular  functions or duties,  makes or  participates in the  decision to  purchase or sell a security by a Fund in the  Franklin
        Templeton  Group, or any other client or if his or her functions  relate to the making of any  recommendations  about those  purchases  or sales.
        Portfolio Persons include:

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 2  The term "employee or employees"  includes management  trainees,  as well as regular employees of the Franklin Templeton Group.

 3  SEE Appendix A. II., for definition of "Proprietary Accounts."

        o  portfolio managers;
        o  research analysts;
        o  traders;
        o  employees  serving  in  equivalent  capacities  (such  as  Management
           Trainees);
        o  employees supervising the activities of Portfolio Persons; and
        o  anyone else designated by the Director of Compliance

   (3)  NON-ACCESS  PERSONS:  If you are an employee in the  Franklin  Templeton
        Group  AND you do not fit into any of the  above  categories,  you are a
        Non-Access  Person.  Because you do not  normally  receive  confidential
        information  about  Fund  portfolios,   you  are  subject  only  to  the
        prohibited  transaction provisions described in 3.4 of this Code and the
        Franklin  Resources,  Inc.'s Standards of Business Conduct  contained in the Employee Handbook.

     Please contact the Legal Compliance Department if you are unsure as to what category you fall in or whether you should be  considered to be an Access Person or Portfolio Person.

     The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others.  NON-ACCESS PERSONS do not have to pre-clear their security  transactions,  and,  in  most  cases,  do not  have  to  report  their transactions. "INDEPENDENT DIRECTORS" need not report any securities transaction unless you knew,  or should have known that,  during the 15-day period before or after the  transaction,  the security was  purchased or sold or  considered  for purchase or sale by a Fund or Franklin  Resources for a Fund. (SEE Section 5.2.B
below.) HOWEVER,  PERSONAL INVESTING ACTIVITIES OF ALL EMPLOYEES AND INDEPENDENT
DIRECTORS ARE TO BE CONDUCTED IN  COMPLIANCE  WITH THE  PROHIBITED  TRANSACTIONS
PROVISIONS  CONTAINED IN 3.4 BELOW.  If you have any  questions  regarding  your personal securities activity, contact the Legal Compliance Department.

3.2  WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

     The Code covers all of your personal  securities accounts and transactions, as well as transactions by any of Franklin Resource's  Proprietary  Accounts. It
also  covers  all  securities  and  accounts  in  which  you  have   "beneficial
ownership."(4) A transaction by or for the account of your spouse,  or any other family  member living in your home is considered to be the same as a transaction by you.  Also,  a  transaction  for any  account in which you have any  economic interest (other than the account of an unrelated  client for which advisory fees are received) and have or share investment  control is generally  considered the same as a transaction by you. For example,  if you invest in a corporation  that invests in securities and you have or share control over its  investments,  that corporation's securities transactions are considered yours.

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 4  Generally,  a person has "beneficial  ownership" in a security if he or she, directly or indirectly,  through any contract,  arrangement,  understanding, relationship  or  otherwise,  has or shares a direct or  indirect  pecuniary interest in the security.  There is a presumption of a pecuniary interest in a  security  held or  acquired  by a member of a person's  immediate  family sharing the same household.

     However,  you are not deemed to have a pecuniary interest in any securities held by a partnership,  corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments.
For example,  securities  transactions  of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not  considered  yours  unless you have voting or investment  control of its  assets.  Accordingly,  each time the words  "you" or
"your"  are  used  in this  document,  they  apply  not  only  to your  personal transactions  and accounts,  but also to all  transactions and accounts in which you have any direct or indirect beneficial interest.  If it is not clear whether a particular account or transaction is covered,  ask a Preclearance  Officer for guidance.

3.3  WHAT SECURITIES ARE EXEMPT FROM THE CODE OF ETHICS?

     You do not  need to  pre-clear  OR  report  transactions  of the  following securities:

     (1)  securities that are direct  obligations of the U. S. Government (i.e., issued or guaranteed by the U.S.  Government,  such as Treasury bills,
          notes  and  bonds,   including  U.S.  Savings  Bonds  and  derivatives
          thereof);

     (2)  high  quality  short-term  instruments,  including  but not limited to bankers' acceptances,  bank certificates of deposit,  commercial paper and repurchase agreements;

     (3)  shares of registered open-end  investment  companies ("mutual funds");
          and

     (4)  commodity  futures,  currencies,  currency  forwards  and  derivatives thereof.

     Such  transactions  are also exempt from:  (i) the  prohibited  transaction provisions  contained  in Part 3.4 such as  front-running;  (ii) the  additional compliance requirements applicable to portfolio persons contained in Part 4; and
(iii) the applicable reporting requirements contained in Part 5.

3.4  PROHIBITED TRANSACTIONS FOR ALL ACCESS PERSONS

     A.  "INTENT" IS IMPORTANT

     Certain transactions described below have been determined by the courts and the SEC to be  prohibited  by law.  The  Code  reiterates  that  these  types of transactions  are a violation of the Statement of Principals and are prohibited.
Preclearance,  which is a cornerstone of our compliance  efforts,  cannot detect transactions  which are dependent upon INTENT,  or which by their nature,  occur before any order has been placed for a fund or client.  A Preclearance  Officer, who is there to assist you with compliance with the Code,  CANNOT  guarantee any transaction or transactions  comply with the Code or the law. The fact that your transaction receives  preclearance,  shows evidence of good faith, but depending upon  all  the  facts,  may not  provide  a full  and  complete  defense  to any accusation of violation of the Code or of the law. For example,  if you executed a transaction for which you received approval,  or if the transaction was exempt from  preclearance  (e.g.,  a  transaction  for 100  shares or less),  would not preclude a subsequent  finding that  front-running or scalping  occurred because such activity are dependent upon your intent.  Intent cannot be detected  during preclearance, but only after a review of all the facts.

     In the  final  analysis,  compliance  remains  the  responsibility  of EACH individual effecting personal securities transactions.

     B.  FRONT-RUNNING:  TRADING AHEAD OF A FUND OR CLIENT

     You cannot  front-run any trade of a Fund or client.  The term  "front-run"
means knowingly trading before a contemplated transaction by a Fund or client of any  Franklin  Templeton  adviser,  whether  or not your trade and the Fund's or client's trade take place in the same market. Thus, you may not:

     (1)  purchase a  security  if you  intend,  or know of  Franklin  Templeton
          Group's intention,  to purchase that security or a related security on behalf of a Fund or client, or

     (2)  sell a security if you intend,  or know of Franklin  Templeton Group's intention,  to sell that security or a related security on behalf of a
          Fund or client.

     C.  SCALPING.

     You cannot  purchase  a  security  (or its  economic  equivalent)  with the intention of recommending  that the security be purchased for a Fund, or client, or sell short a security  (or its  economic  equivalent)  with the  intention of recommending  that  the  security  be sold  for a Fund or  client.  Scalping  is prohibited whether or not you realize a profit from such transaction.

     D.  TRADING PARALLEL TO A FUND OR CLIENT

     You cannot buy a security  if you know that the same or a related  security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related  security is being sold  contemporaneously  by a
Fund or client.

     E.  TRADING AGAINST A FUND OR CLIENT

         You cannot:

     (1)  buy a security  if you know that a Fund or client is selling  the same or a  related  security,  or has sold the  security,  until  seven (7)
          calendar  days after the  Fund's or  client's  order has  either  been executed or withdrawn, or

     (2)  sell a  security  if you know that a Fund or client is buying the same or a related  security,  or has bought the  security  until  seven (7)
          calendar  days after the  Fund's or  client's  order has  either  been executed or withdrawn.

     Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code
for more details regarding the preclearance of personal securities transactions.

     F.  USING PROPRIETARY INFORMATION FOR PERSONAL TRANSACTIONS

     You  cannot  buy or sell a  security  based on  Proprietary  Information(5)
without disclosing the information and receiving written  authorization.  If you wish to purchase or sell a security  about which you obtained such  information, you must report all of the  information  you obtained  regarding the security to
the   Appropriate   Analyst(s)(6),   or  to  the  Director  of  Compliance   for
dissemination to the Appropriate Analyst(s).

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 5  Proprietary  Information:  Information  that is obtained or developed during the ordinary course of employment with the Franklin Templeton Group, whether by you or someone else, and is not available to persons outside the Franklin
    Templeton Group.  Examples of such Proprietary  Information  include,  among other things, internal research reports,  research materials supplied to the
    Franklin  Templeton  Group  by  vendors  and  broker-dealers  not  generally available  to the  public,  minutes of  departmental/research  meetings  and conference  calls,  and  communications  with  company  officers  (including confidentiality agreements). Examples of non-Proprietary Information include mass  media  publications  (e.g.,  The  Wall  Street  Journal,  Forbes,  and
    Fortune),  certain specialized  publications  available to the public (e.g.,
    Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

 6  The Director of Compliance  is  designated  on Schedule A. The  "Appropriate
    Analyst" means any securities analyst or portfolio manager,  other than you, making  recommendations  or  investing  funds on  behalf  of any  associated client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.

     You will be permitted to purchase or sell such security if the  Appropriate
Analyst(s)  confirms  to the  Preclearance  Desk that there is no  intention  to engage in a transaction regarding the security within seven (7) calendar days on behalf of an Associated Client(7) and you subsequently preclear such security in accordance with Part 6 below.

     G.  CERTAIN  TRANSACTIONS  IN SECURITIES OF FRANKLIN  RESOURCES,  INC., AND
         AFFILIATED CLOSED-END FUNDS, AND REAL ESTATE INVESTMENT TRUSTS

     If  you  are  an  employee  of  Franklin  Resources,  Inc.  or  any  of its affiliates,  including the Franklin  Templeton  Group, you cannot effect a short sale of the  securities,  including  "short  sales  against the box" of Franklin
Resources,  Inc., or any of the Franklin or Templeton closed-end funds, Franklin real  estate  investment  trusts  or  any  other  security  issued  by  Franklin
Resources,  Inc.  or its  affiliates.  This  prohibition  would  also  apply  to effecting economically equivalent  transactions,  including,  but not limited to sales of any option to buy (i.e.,  a call  option) or purchases of any option to sell (i.e., a put option) and "swap" transactions or other derivatives. Officers and directors of the Franklin  Templeton  Group who may be covered by Section 16 of the  Securities  Exchange Act of 1934,  are reminded  that their  obligations under that section are in addition to their obligations under this Code.

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 7  Associated  Client:  A Fund or client  whose  trading  information  would be available  to the access  person  during  the  course of his or her  regular functions or duties.

PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS(8)

4.1  REQUIREMENT TO DISCLOSE INTEREST AND METHOD OF DISCLOSURE

     As a Portfolio  Person,  you must promptly disclose your direct or indirect beneficial  interest in a security whenever you learn that the security is under consideration  for  purchase  or sale by an  Associated  Client in the  Franklin
Templeton Group and you;

     (1)  Have or share investment control of the Associated Client;

     (2)  Make any  recommendation  or participate in the determination of which recommendation shall be made on behalf of the Associated Client; or

     (3)  Have  functions  or duties that relate to the  determination  of which recommendation shall be made to the Associated Client.

     In such instances,  you must initially  disclose that  beneficial  interest orally to the primary portfolio  manager (or other  Appropriate  Analyst) of the
Associated  Client(s)  considering  the  security,  the Director of Research and
Trading or the Director of Compliance.  Following that oral disclosure, you must send a written  acknowledgment  of that  interest  on  Schedule  E (or on a form containing  substantially  similar information) to the primary portfolio manager
(or other Appropriate Analyst), with a copy to the Legal Compliance Department.

4.2  SHORT SALES OF SECURITIES

     You  cannot  sell  short  ANY  security  held by your  Associated  Clients, including  "short  sales  against  the  box".  Additionally,  Portfolio  Persons associated  with the Templeton  Group of Funds and clients cannot sell short any security on the Templeton  "Bargain List".  This prohibition would also apply to effecting economically equivalent  transactions,  including, but not limited to, sales of uncovered  call options,  purchases of put options while not owning the underlying  security and short sales of bonds that are  convertible  into equity positions.

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 8  You  are a  "Portfolio  Person"  if you  are  an  employee  of the  Franklin
    Templeton Group,  and, in connection with your regular  functions or duties, make or participate in the decision to purchase or sell a security by a Fund in the Franklin  Templeton  Group,  or any other client or if your functions relate to the making of any recommendations  about those purchases or sales.
    Portfolio Persons include portfolio  managers,  research analysts,  traders, persons  serving in equivalent  capacities  (such as  Management  Trainees), persons supervising the activities of Portfolio Persons,  and anyone else so designated by the Compliance Officer.

4.3  SHORT SWING TRADING

     Portfolio  Persons  cannot  profit from the  purchase  and sale or sale and purchase  within sixty  calendar  days of any security,  including  derivatives.
Portfolio  Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction.(9)

This restriction does NOT apply to:

     (1)  trading  within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; AND

     (2)  profiting on the  purchase and sale or sale and purchase  within sixty calendar days of the following securities:

          o  securities that are direct obligations of the U.S. Government, such as Treasury  bills,  notes and bonds,  and U.S.  Savings  Bonds and derivatives thereof;

          o  high quality short-term  instruments  ("money market  instruments")
             including  but not limited to (i) bankers'  acceptances,  (ii) U.S.
             bank  certificates of deposit;  (iii)  commercial  paper;  and (iv)
             repurchase agreements;

          o  shares of registered open-end investment companies; and

          o  commodity  futures,  currencies,  currency forwards and derivatives thereof.

     Calculation of profits during the 60 calendar day holding period  generally will be based on "last-in,  first-out" ("LIFO").  Portfolio Persons may elect to calculate  their 60 calendar  day  profits on either a LIFO or FIFO  ("first-in, first-out") basis when there has not been any activity in such security by their
Associated Clients during the previous 60 calendar days.

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 9  This  restriction  applies equally to  transactions  occurring in margin and option  accounts  which may not be due to direct  actions  by the  Portfolio
    Person.  For example,  a stock held less than 60 days that is sold to meet a margin call or the underlying  stock of a covered call option held less than
    60 days that is called  away,  would be a violation of this  restriction  if these transactions resulted in a profit for the Portfolio Person.

4.4  SERVICE AS A DIRECTOR

     As a Portfolio  Person,  you cannot serve as a director,  trustee,  or in a similar capacity for any company (excluding not-for-profit companies, charitable groups,  and  eleemosynary  organizations)  unless you receive approval from the
Chief Executive  Officer of the principal  investment  adviser to the Fund(s) of which you are a  Portfolio  Person and he/she  determines  that your  service is consistent with the interests of the Fund(s) and its shareholders.

4.5  SECURITIES SOLD IN A PUBLIC OFFERING

     Portfolio Persons cannot buy securities in any initial public offering,  or a  secondary  offering  by an issuer,  INCLUDING  initial  public  offerings  of securities made by closed-end funds and real estate investment trusts advised by the Franklin  Templeton  Group.  Purchases of open-end mutual funds are excluded from this prohibition.

4.6  INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

     Portfolio  Persons cannot acquire  limited  partnership  interests or other securities in private placements unless they:

     (1)  complete the Private Placement Checklist (Schedule H);
     (2)  provide  supporting  documentation  (e.g.,  a  copy  of  the  offering memorandum); and
     (3)  obtain approval of the appropriate Chief Investment Officer; and
     (4)  submit all documents to the Legal Compliance Department

Approval will only be granted after the Director of Compliance  consults with an executive officer of Franklin Resources, Inc.

PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

5.1  REPORTING OF BENEFICIAL OWNERSHIP AND SECURITIES TRANSACTIONS

     Compliance with the following  personal  securities  transaction  reporting procedures is essential to enable us to meet our  responsibilities  to Funds and other clients and to comply with  regulatory  requirements.  You are expected to comply  with  both  the  letter  and  spirit  of these  requirements,  including completing and filing all reports required under the Code in a timely manner.

5.2  INITIAL HOLDINGS AND BROKERAGE ACCOUNT REPORTS

     A.  ALL ACCESS PERSONS  (EXCEPT INDEPENDENT DIRECTORS)

         Every  employee (new or transfer) of the Franklin  Templeton  Group who becomes an Access Person, must file:

         (1)  An Acknowledgement Form;

         (2)  Schedule C:  Initial,  Annual & Updated  Disclosure  of Securities
              Holdings; and

         (3)  Schedule F:  Initial,  Annual & Updated  Disclosure  of Securities
              Accounts

         The  Acknowledgement  Form, Schedule C and Schedule F MUST be completed and returned to the Legal Compliance Department within 10 CALENDAR DAYS of the date the employee becomes an access person.

5.3  QUARTERLY TRANSACTION REPORTS

     A.  ALL ACCESS PERSONS  (EXCEPT INDEPENDENT DIRECTORS)

     You MUST report ALL  securities  transactions  by; (i)  providing the Legal
Compliance  Department with copies of ALL broker's  confirmations and statements within 10 calendar days after the end of the calendar quarter (which may be sent under separate  cover by the broker)  showing ALL  transactions  and holdings in securities  AND (ii)  certifying  by  January  30th of each  year  that you have disclosed  all such  brokerage  accounts on  Schedule F to the Legal  Compliance
Department.   The  brokerage  statements  and  confirmations  must  include  all transactions  in securities  in which you have, or by reason of the  transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary  account  and  transactions  for any account in which you have any economic  interest AND have or share  investment  control.  Also, if you acquire securities  by any  other  method  which  is not  being  reported  to the  Legal
Compliance Department by a duplicate  confirmation statement at or near the time of the  acquisition,  you must report that  acquisition to the Legal  Compliance
Department  on Schedule B within 10 calendar  days after you are notified of the acquisition.  Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting,(10) stock splits, merger or reorganization of the issuer of the security.

     You must file these  documents  with the Legal  Compliance  Department  not later than 10 calendar days after the end of each quarter, but you need not show or report  transactions for any account over which you had no direct or indirect influence or control.(11)  Failure to timely report  transactions is a violation of Rule 17j-1 as well as the Code,  and may be reported  to the Fund's  Board of
Directors and may also result,  among other things, in denial of future personal security transaction requests.

     B.  INDEPENDENT DIRECTORS

     If you are a director of the  Franklin  Templeton  Group but you are not an
"interested  person"  of the  Fund,  you are not  required  to file  transaction reports  unless you knew or should  have known  that,  during the 15-day  period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund.

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10  You are not required to  separately  report the vesting of shares or options of Franklin Resources,  Inc.,  received pursuant to a deferred  compensation plan as such information is already maintained.

11  See Sections 3.2 and 4.6 of the Code. Also,  confirmations and statements of transactions in open-end mutual funds,  including  mutual funds sponsored by the Franklin  Templeton Group are not required.  See Section 3.3 above for a list of  other  securities  that  need  not be  reported.  If you  have  any beneficial  ownership  in a  discretionary  account,  transactions  in  that account  are  treated as yours and must be  reported  by the manager of that account (see Section 6.1.C below).

5.4  ANNUAL REPORTS - ALL ACCESS PERSONS

     A.  SECURITIES ACCOUNTS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

     As an access  person,  you must file a report  of all  personal  securities accounts  on  Schedule  F, with the Legal  Compliance  Department,  annually  by
January  30th.  You must  report  the name and  description  of each  securities account in which you have a direct or indirect  beneficial  interest,  including securities  accounts  of a spouse and minor  children.  You must also report any account in which you have any  economic  interest  AND have or share  investment control (e.g., trusts,  foundations,  etc.) other than an account for a Fund in, or a client of, the Franklin Templeton Group.

     B.  SECURITIES HOLDINGS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

     You must file a report of personal  securities holdings on Schedule C, with the Legal  Compliance  Department,  by January  30th of each year.  This  report should include ALL of your securities holdings,  including any security acquired by a transaction,  gift,  inheritance,  vesting, merger or reorganization of the issuer of the  security,  in which you have any  direct or  indirect  beneficial ownership,  including securities holdings in a discretionary account and for any account in which you have any  economic  interest  AND have or share  investment control.  Your securities  holding  information  must be current as of a date no more than 30 days  before the  report is  submitted.  You may  attach  copies of year-end brokerage statements to the Schedule C in lieu of listing each security position on the schedule.

     C.  CERTIFICATION  OF  COMPLIANCE  WITH  THE  CODE  OF  ETHICS   (INCLUDING
         INDEPENDENT DIRECTORS)

     All  access  persons,  including  independent  directors,  will be asked to certify that they will comply with the FRANKLIN TEMPLETON GROUP'S CODE OF ETHICS
AND POLICY STATEMENT ON INSIDER TRADING by filing the  Acknowledgment  Form with the Legal Compliance  Department within 10 business days of receipt of the Code.
Thereafter,  you will be asked to certify that you have  complied  with the Code during the preceding year by filing a similar  Acknowledgment Form by January 30 of each year.

5.5  BROKERAGE  ACCOUNTS AND  CONFIRMATIONS OF SECURITIES  TRANSACTIONS  (EXCEPT
     INDEPENDENT DIRECTORS)

     If you are an access person , in the Franklin Templeton Group, before or at a time  contemporaneous  with  opening a  brokerage  account  with a  registered broker-dealer,  or a bank,  or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

     (1)  notify the Legal  Compliance  Department,  in writing,  by  completing
          Schedule D or by providing substantially similar information; and

     (2)  notify the institution  with which the account is opened,  in writing, of your association with the Franklin Templeton Group.

     The Compliance  Department  will request the institution in writing to send to it duplicate  copies of  confirmations  and statements  for all  transactions effected in the account simultaneously with their mailing to you.

     If you have an existing  account on the effective date of this Code or upon becoming an access  person,  you must comply within 10 days with  conditions (1)
and (2) above.

PART 6 - PRE-CLEARANCE REQUIREMENTS

6.1  PRIOR APPROVAL OF SECURITIES TRANSACTIONS

     A.  LENGTH OF APPROVAL

     Unless you are  covered by  Paragraph  D below,  you cannot buy or sell any security,  without first  contacting a Preclearance  Officer by fax,  phone,  or
e-mail and obtaining his or her approval. A clearance is good until the close of the business day  following  the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A.

     B.  SECURITIES NOT REQUIRING PRECLEARANCE

     The securities enumerated below do not require preclearance under the Code.
However, all other provisions of the Code apply, including,  but not limited to:
(i)  the  prohibited  transaction  provisions  contained  in  Part  3.4  such as
front-running;   (ii)  the  additional  compliance  requirements  applicable  to
portfolio  persons   contained  in  Part  4,  (iii)  the  applicable   reporting
requirements contained in Part 5; and (iv) insider trading prohibitions.

You need NOT pre-clear transactions in the following securities:

      (1)  MUTUAL  FUNDS.  Transactions  in  shares of any  registered  open-end mutual fund;

      (2)  FRANKLIN RESOURCES, INC., AND ITS AFFILIATES.  Purchases and sales of securities  of  Franklin  Resources,  Inc.,  closed-end  funds of the
           Franklin Templeton Group, or real estate investment trusts advised by
           Franklin  Properties Inc., as these securities cannot be purchased on behalf of our advisory clients.(12)

      (3)  SMALL QUANTITIES.

           o  Transactions that do not result in purchases or sales of more than
              100 shares of any one security,  regardless of where it is traded, in any 30 day period; or

           o  Transactions  of 500 shares or less of any security  listed on the
              NYSE or NASDAQ NMS in any 30 day period; or

           o  Transactions  of 1000 shares or less of the top 50  securities  by volume during the previous  calendar quarter on the NYSE or NASDAQ
              NMS in any 30 day period.

----------

12  Officers,  directors and certain other key management  personnel who perform
    significant  policy-making  functions  of  Franklin  Resources,   Inc.,  the
    closed-end  funds,  and/or real estate  investment trusts may have ownership reporting requirements in addition to these reporting requirements.  Contact the Legal  Compliance  Department for additional  information.  SEE also the
    "Insider Trading Policy" attached.

           HOWEVER, YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY,
           IF YOU LEARN  THAT THE FUNDS ARE ACTIVE IN THE  SECURITY.  IT WILL BE
           PRESUMED THAT YOU HAVE KNOWLEDGE OF FUND ACTIVITY IN THE SECURITY IF,
           AMONG OTHER  THINGS,  YOU ARE DENIED  APPROVAL  TO GO FORWARD  WITH A
           TRANSACTION   REQUEST.   Transactions   made   pursuant  to  dividend
           reinvestment plans ("DRIPs") do not require  preclearance  regardless of quantity or Fund activity.

      (4)  GOVERNMENT   OBLIGATIONS.   Transactions  in  securities   issued  or
           guaranteed  by the  governments  of the United  States,  Canada,  the
           United Kingdom,  France,  Germany,  Switzerland,  Italy and Japan, or
           their agencies or instrumentalities, or derivatives thereof;

      (5)  PAYROLL DEDUCTION PLANS. Securities purchased by an employee's spouse pursuant to a payroll  deduction  program,  provided  the  Compliance
           Department  has been  previously  notified  in  writing by the access person that the spouse will be participating in the payroll deduction program.

      (6)  EMPLOYER STOCK OPTION PROGRAMS.  Transactions  involving the exercise and/or  purchase by an access person or an access  person's spouse of securities pursuant to a program sponsored by a corporation employing the access person or spouse.

      (7)  PRO RATA DISTRIBUTIONS.  Purchases effected by the exercise of rights issued pro rata to all holders of a class of  securities  or the sale of rights so received.

      (8)  TENDER  OFFERS.  Transactions  in securities  pursuant to a bona fide tender offer made for any and all such  securities  to all  similarly situated  shareholders  in  conjunction  with mergers,  acquisitions, reorganizations  and/or similar corporate actions.  However,  tenders pursuant  to offers  for less than all  outstanding  securities  of a class of securities of an issuer must be precleared.

      (9)  NOT ELIGIBLE FOR FUNDS AND CLIENTS.  Transactions  in any  securities that are prohibited  investments for all Funds and clients advised by the entity employing the access person.

     (10)  NO INVESTMENT CONTROL. Transactions effected for an account or entity over  which you do not have or share  investment  control  (i.e.,  an account where someone else exercises complete investment control).

     (11)  NO BENEFICIAL OWNERSHIP.  Transactions in which you do not acquire or dispose of direct or indirect beneficial  ownership (i.e., an account where in you have no financial interest).

     Although  an access  person's  securities  transaction  may be exempt  from pre-clearing,  such  transactions  must comply with the  prohibited  transaction provisions of Section 3.4 above. Additionally,  you may not trade any securities as to which you have "inside  information" (see attached THE FRANKLIN  TEMPLETON
GROUP POLICY STATEMENT ON INSIDER TRADING). If you have any questions, contact a
Preclearance  Officer before engaging in the transaction.  If you have any doubt whether you have or might  acquire  direct or indirect  beneficial  ownership or have or share  investment  control  over an  account  or entity in a  particular transaction,  or whether a transaction  involves a security covered by the Code,
you  should  consult  with  a  Preclearance   Officer  before  engaging  in  the
transaction.

     C.  DISCRETIONARY ACCOUNTS

     You need not pre-clear  transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with the
Franklin Templeton Group, exercises sole investment discretion, if the following conditions are met:(13)

     (1)  The  terms  of  each  account  relationship  ("Agreement")  must be in
          writing  and  filed  with  a   Preclearance   Officer   prior  to  any
          transactions.

     (2)  Any  amendment  to each  Agreement  must be filed  with  aPreclearance
          Officer prior to its effective date.

     (3)  The Portfolio  Person  certifies to the  Compliance  Department at the time such account relationship commences, and annually thereafter,  as contained  in Schedule G of the Code that such  Portfolio  Person does not have direct or indirect  influence  or control  over the  account, other than the right to terminate the account.

     (4)  Additionally, any discretionary account that you open or maintain with a registered broker-dealer,  a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations  and statements for all transactions effected in the account simultaneously with their delivery to you., If your discretionary  account acquires securities which are not reported
          to  a  Preclearance   Officer  by  a  duplicate   confirmation,   such
          transaction  must be reported to a Preclearance  Officer on Schedule B within 10 days after you are notified of the acquisition.(14)

     However,  if you make ANY request that the  discretionary  account  manager enter into or refrain from a specific transaction or class of transactions,  you must first  consult  with  aPreclearance  Officer and obtain  approval  prior to making such request.

----------

13  Please  note that these  conditions  apply to any  discretionary  account in existence prior to the effective date of this Code or prior to your becoming an  access  person.  Also,  the  conditions  apply  to  transactions  in any discretionary  account,  including  pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

14  Any  pre-existing  agreement  must be  promptly  amended to comply with this condition.  The  required  reports  may be  made in the  form of an  account statement if they are filed by the applicable deadline.

     D.  DIRECTORS WHO ARE NOT ADVISORY PERSONS OR ADVISORY REPRESENTATIVES

         You need not pre-clear any securities if:

         (1)  You are a director of a Fund in the Franklin Templeton Group and a director of the fund's advisor;

         (2)  You are not an  "advisory  person"(15)  of a Fund in the  Franklin
              Templeton Group; and

         (3)  You are not an employee of any Fund,

              or

         (1)  You are a director of a Fund in the Franklin Templeton Group;

         (2)  You are not an "advisory representative"(16) of Franklin Resources or any subsidiary; and

         (3)  You are not an employee of any Fund,

unless  you know or should  know  that,  during  the  15-day  period  before the transaction,  the security was purchased or sold, or considered  for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund or other client.

     Directors,   other  than  independent  Directors,   qualifying  under  this
paragraph  are  required to comply with all  applicable  provisions  of the Code including  reporting their initial holdings and brokerage accounts in accordance with 5.2, personal  securities  transactions and accounts in accordance with 5.3 and 5.5, and annual reports in accordance with 5.4 of the Code.

----------

15  An "advisory  person" of a registered  investment  company or an  investment adviser is any employee, who in connection with his or her regular functions or duties,  makes,  participates  in, or obtains  information  regarding the purchase or sale of a security by an  advisory  client , or whose  functions relate to the making of any  recommendations  with respect to such purchases or sales.  Advisory  person also  includes  any natural  person in a control relationship to such company or investment  adviser who obtains  information concerning  recommendations made to such company with regard to the purchase or sale of a security.

16  Generally,  an  "advisory  representative"  is  any  person  who  makes  any
    recommendation,   who   participates   in   the   determination   of   which
    recommendation  shall be made,  or whose  functions or duties  relate to the determination of which  recommendation  shall be made, or who, in connection with his duties,  obtains any information  concerning  which  securities are
    being   recommended   prior   to  the   effective   dissemination   of  such
    recommendations or of the information  concerning such recommendations.  See
    Section  II  of   Appendix  A  for  the  legal   definition   of   "Advisory
    Representative."

     E.  LIMITED EXCEPTION FOR CERTAIN PROPRIETARY ACCOUNTS

     Franklin  Resources and/or its affiliates may sponsor private  partnerships and other  pooled  investment  accounts  intended  for  distribution  to persons unaffiliated with the Franklin Templeton Group ("affiliated  accounts").  At the outset of  operations of such  affiliated  accounts,  Franklin  Resources or its affiliates will likely have a significant  ownership  interest,  thereby causing the  affiliated  account  to  be a  Proprietary  Account.  Though  considered  a
Proprietary  Account for all other purposes of this Code, an affiliated  account need not pre-clear  any  securities  transaction  during the first full 12 month period after its commencement of operations.

PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE

     The Code is  designed  to  assure  compliance  with  applicable  law and to maintain shareholder confidence in the Franklin Templeton Group.

     In   adopting   this  Code,   it  is  the   intention   of  the  Boards  of
Directors/Trustees,  to attempt to achieve 100% compliance with all requirements of the Code - but it is  recognized  that this may not be  possible.  Incidental failures to comply with the Code are not  necessarily  a violation of the law or the  Franklin  Templeton  Group's  Statement  of  Principles.  Such  isolated or inadvertent  violations  of the Code not  resulting in a violation of law or the
Statement of Principles  will be referred to the Director of  Compliance  and/or management  personnel,  and disciplinary action commensurate with the violation, if warranted, will be imposed.

     However,  if you  violate  any of the  enumerated  prohibited  transactions contained  in Parts 3 and 4 of the  Code,  you will be  expected  to give up ANY profits realized from these  transactions to Franklin  Resources for the benefit of the affected Funds or other clients.  If Franklin  Resources cannot determine which  Fund(s) or client(s)  were  affected,  the proceeds  will be donated to a charity chosen by Franklin Resources. Failure to disgorge profits when requested
may  result  in  additional   disciplinary  action,   including  termination  of
employment.

     Further,  a pattern of violations that  individually do not violate the law or Statement  of  Principles,  but which taken  together  demonstrate  a lack of respect  for the Code of Ethics,  may result in  disciplinary  action  including termination of  employment.  A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to,  referral of the matter to the board of  directors  of the  affected
Fund,  termination  of employment  or referral of the matter to the  appropriate regulatory agency for civil and/or criminal investigation.

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY

     The Code of Ethics is primarily  concerned with  transactions in securities held or to be  acquired  by any of the  Funds or  Franklin  Resources'  clients, regardless  of whether those  transactions  are based on inside  information  or actually harm a Fund or a client.

     The Insider  Trading  Policy  (attached  to this  document)  deals with the problem of insider  trading in securities that could result in harm to a Fund, a client,  or members of the public,  and applies to all  directors,  officers and
employees  of  any  entity  in  the  Franklin  Templeton  Group.   Although  the
requirements  of the Code and the Insider  Trading Policy are similar,  you must comply with both.

FOREIGN COUNTRY SUPPLEMENTS

PART 1 - SUPPLEMENTARY STATEMENT OF REQUIREMENTS FOR CANADIAN EMPLOYEES

The Investment  Funds  Institute of Canada  ("IFIC") has implemented a new Model
Code of Ethics for  Personal  Investing  (the "IFIC  Code") to be adopted by all
IFIC members.  Certain provisions in the IFIC Code differ from the provisions of the Franklin Templeton Group Code of Ethics (the "FT Code").  This Supplementary
Statement of  Requirements  for Canadian  Employees (the "Canadian  Supplement")
describes  certain further specific  requirements  that govern the activities of
Franklin Templeton  Investments Corp. ("FTIC"). It is important to note that the
Canadian  Supplement does not replace the FT Code but adds certain  restrictions on trading activities which must be read in conjunction with the Code.

All  capitalized  terms in this  Canadian  Supplement,  unless  defined  in this
Canadian Supplement, have the meaning set forth in the FT Code.

INITIAL PUBLIC AND SECONDARY OFFERINGS

Access  Persons  cannot buy  securities  in any initial  public  offering,  or a secondary  offering by an issuer.  Public  offerings of  securities  made by the
Franklin  Templeton Group,  including open-end and closed-end mutual funds, real estate investment trusts and securities of Franklin Resources, Inc, are excluded from this prohibition.

NOTE: THE FT CODE PRESENTLY  PROHIBITS  PORTFOLIO PERSONS FROM BUYING SECURITIES
IN ANY  INITIAL  PUBLIC  OFFERING,  OR A  SECONDARY  OFFERING  BY AN ISSUER (SEE
SECTION 4.5 OF THE FT CODE).  THIS PROVISION  EXTENDS SECTION 4.5 OF THE FT CODE
TO ALL ACCESS PERSONS.

INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

Access  Persons  and  Portfolio  Persons  cannot  acquire  limited   partnership
interests or other securities in private  placements unless they obtain approval of the Compliance  Officer after he or she consults with an executive officer of
Franklin  Resources,  Inc. Purchases of limited  partnership  interests or other securities in private placements will not be approved, unless in addition to the requirements for the approval of other trades and such other requirements as the executive  officer of Franklin  Resources,  Inc.  may  require,  the  Compliance
Officer is  satisfied  that the issuer is a "private  company" as defined in the
SECURITIES ACT (Ontario) and the Access Person has no reason to believe that the issuer will make a public offering of its securities in the foreseeable future.

NOTE: THE FT CODE PRESENTLY  PROHIBITS AS A GENERAL RULE PORTFOLIO  PERSONS FROM
BUYING LIMITED  PARTNERSHIP  INTERESTS OR OTHER SECURITIES IN PRIVATE PLACEMENTS
(SEE  SECTION  4.6 OF THE FT  CODE).  THIS  SECTION  EXTENDS  THE  AMBIT  OF THE
PROHIBITION  TO ACCESS  PERSONS AND LIMITS THE  EXCEPTION  TO THE  GENERAL  RULE
CONTAINED IN SECTION 4.6 OF THE FT CODE.

ADDITIONAL REQUIREMENTS TO OBTAIN APPROVAL FOR PERSONAL TRADES

Prior to an Access Person obtaining approval for a personal trade he or she must advise the Compliance Officer that he or she:

o  Does not possess material non-public information relating to the security;

o  Is not aware of any proposed  trade or  investment  program  relating to that security by any of the Franklin Templeton Group of Funds;

o  Believes that the proposed  trade has not been offered  because of the Access
   Person's  position in the  Franklin  Templeton  Group and is available to any market participant on the same terms;

o  Believes that the proposed  trade does not  contravene  any of the prohibited activities  set  out  in  Section  3.4 of the FT  Code,  and in the  case  of
   Portfolio Persons does not violate any of the additional requirements set out in Part 4 of the FT Code; and

o  Will  provide  any other  information  requested  by the  Compliance  Officer concerning the proposed personal trade.

An Access Person may contact the  Compliance  Officer by fax, phone or e-mail to obtain his or her approval.

NOTE:  THE METHOD OF OBTAINING  APPROVAL IS PRESENTLY SET OUT IN SECTION 6.1A OF
THE FT CODE AND  PROVIDES  THAT AN ACCESS  PERSON  MAY  CONTACT  THE  COMPLIANCE
OFFICER BY FAX, PHONE OR E-MAIL.  THE  ADDITIONAL  REQUIREMENT  DESCRIBED  ABOVE
MAKES IT CLEAR THAT AN ACCESS  PERSON MAY  CONTINUE  TO CONTACT  THE  COMPLIANCE
OFFICER IN THE SAME MANNER AS BEFORE. THE ACCESS PERSON WILL HAVE DEEMED TO HAVE
CONFIRMED  COMPLIANCE WITH THE ABOVE  REQUIREMENTS  PRIOR TO OBTAINING  APPROVAL
FROM THE COMPLIANCE OFFICER.

APPOINTMENT OF INDEPENDENT REVIEW PERSON

FTIC shall  appoint an  independent  review person who will be  responsible  for approval of all personal  trading rules and other provisions of the FT Code with respect to FTIC and for monitoring the  administration  of the FT Code from time to time with respect to FTIC  employees.  The Compliance  Officer will provide a written report to the Independent Review Person, at least annually, summarizing:

o  Compliance with the FT Code for the period under review
o  Violations of the FT Code for the period under review
o  Sanctions imposed by the Franklin Templeton Group for the period under review
o  Changes in procedures recommended by the FT Code
o  Any other information requested by the Independent Review Person

APPENDIX A:  COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS

     This appendix sets forth the additional responsibilities and obligations of
Compliance   Officers,   and  the   Legal/Administration   and  Legal/Compliance
Departments,  under the  Franklin  Templeton  Group  Code of Ethics  and  Policy
Statement on Insider Trading.

  I.  RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER

      A.  PRE-CLEARANCE STANDARDS

          1.  GENERAL PRINCIPLES

     The Director of Compliance, or a Preclearance Officer, shall only permit an access person to go forward with a proposed  security(17)  transaction  if he or she  determines  that,  considering  all of the  facts  and  circumstances,  the transaction  does not violate the provisions of Rule 17j-1,  or of this Code and there is no likelihood of harm to a client.

          2.  ASSOCIATED CLIENTS

      Unless  there  are  special  circumstances  that  make it  appropriate  to disapprove a personal  securities  transaction  request, a Preclearance  Officer shall consider only those securities transactions of the "Associated Clients" of the access person,  including open and executed orders and  recommendations,  in determining  whether to approve such a request.  "Associated  Clients" are those
Funds or clients  whose  trading  information  would be  available to the access person during the course of his or her regular  functions or duties.  Currently, there are three groups of  Associated  Clients:  (i) the Franklin  Mutual Series
Funds and clients advised by Franklin Mutual Advisers,  LLC ("Mutual  Clients");
(ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); and (iii) the Templeton Group of Funds
and the clients advised by the various Templeton investment advisers ("Templeton
Clients").  Thus,  persons who have access to the trading  information of Mutual
Clients generally will be precleared solely against the securities  transactions of the Mutual Clients,  including open and executed orders and  recommendations.
Similarly,  persons  who have  access to the  trading  information  of  Franklin
Clients or Templeton  Clients  generally  will be precleared  solely against the
securities   transactions  of  Franklin   Clients  or  Templeton   Clients,   as
appropriate.

      Certain officers of Franklin Resources, as well as legal, compliance, fund accounting,  investment operations and other personnel who generally have access to trading  information of the funds and clients of the Franklin Templeton Group during  the  course of their  regular  functions  and  duties,  will have  their personal securities transactions precleared against executed transactions,  open orders and recommendations of the entire Franklin Templeton Group.

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17  Security  includes any option to purchase or sell,  and any security that is exchangeable  for or  convertible  into,  any security that is held or to be acquired by a fund.

          3.  SPECIFIC STANDARDS

              (a)  SECURITIES TRANSACTIONS BY FUNDS OR CLIENTS

      No clearance shall be given for any transaction in any security on any day during  which an  Associated  Client of the access  person has executed a buy or sell order in that  security,  until seven (7) calendar days after the order has been  executed.  Notwithstanding  a  transaction  in the  previous  seven  days, clearance  may be granted to sell if the  security  has been  disposed of by all
Associated Clients.

              (b)  SECURITIES UNDER CONSIDERATION

                   OPEN ORDERS

      No clearance shall be given for any transaction in any security on any day which an Associated  Client of the access person has a pending buy or sell order for such  security,  until  seven  (7)  calendar  days  after the order has been executed.

                   RECOMMENDATIONS

      No clearance shall be given for any transaction in any security on any day on which a  recommendation  for such  security  was made by a Portfolio  Person, until seven (7) calendar  days after the  recommendation  was made and no orders have subsequently been executed or are pending.

              (c)  PRIVATE PLACEMENTS

      In  considering  requests by Portfolio  Personnel  for approval of limited partnerships and other private placement securities  transactions,  the Director of  Compliance  shall consult with an executive  officer of Franklin  Resources,
Inc. In deciding whether to approve the transaction,  the Director of Compliance and the executive officer shall take into account, among other factors,  whether the investment  opportunity  should be reserved for a Fund or other client,  and whether the investment  opportunity is being offered to the Portfolio  Person by virtue  of his  or her  position  with  the  Franklin  Templeton  Group.  If the
Portfolio Person receives  clearance for the  transaction,  an investment in the same  issuer  may only be made for a Fund or client if an  executive  officer of
Franklin  Resources,  Inc.,  who has been  informed  of the  Portfolio  Person's pre-existing  investment  and who has no interest in the  issuer,  approves  the transaction.

              (d)  DURATION OF CLEARANCE

      If a Preclearance Officer approves a proposed securities transaction,  the order for the  transaction  must be placed and effected by the close of the next business day following the day approval was granted.  The Director of Compliance may, in his or her discretion,  extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any access  person who  demonstrates  that special  circumstances  make the extended clearance period necessary and  appropriate.(18) The Director of Compliance may, in his or her discretion,  after consultation with a member of senior management for Franklin  Resources,  Inc., renew the approval for a particular  transaction for up to an additional  seven  calendar days upon a similar  showing of special circumstances  by the access  person.  The Director of Compliance may shorten or rescind any  approval or renewal of approval  under this  paragraph if he or she determines it is appropriate to do so.

----------

18  Special   circumstances  include  but  are  not  limited  to,  for  example, differences  in time zones,  delays due to travel,  and the unusual  size of proposed  trades or limit  orders.  Limit  orders  must  expire  within  the applicable clearance period.

      B.  WAIVERS BY THE DIRECTOR OF COMPLIANCE

      The  Director  of  Compliance  may,  in  his  or  her  discretion,   after
consultation  with an  executive  officer of  Franklin  Resources,  Inc.,  waive compliance  by any access  person with the  provisions of the Code, if he or she finds that such a waiver:

      (1)  is  necessary to alleviate  undue  hardship or in view of  unforeseen circumstances  or is  otherwise  appropriate  under all the  relevant facts and circumstances;

      (2)  will not be  inconsistent  with the  purposes and  objectives  of the
           Code;

      (3)  will not adversely  affect the  interests of advisory  clients of the
           Franklin  Templeton  Group,  the interests of the Franklin  Templeton
           Group or its affiliates; and

      (4)  will not  result in a  transaction  or  conduct  that  would  violate provisions of applicable laws or regulations.

      Any waiver shall be in writing, shall contain a statement of the basis for it, and a copy shall be  promptly  sent by the  Director  of  Compliance  to the
General Counsel of Franklin Resources, Inc.

      C.  CONTINUING RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

      A   Preclearance   Officer  shall  make  a  record  of  all  requests  for
pre-clearance  regarding the purchase or sale of a security,  including the date of the  request,  the name of the access  person,  the  details of the  proposed transaction,  and  whether the  request  was  approved or denied.  APreclearance
Officer shall keep a record of any waivers given, including the reasons for each exception  and a  description  of any  potentially  conflicting  Fund or  client transactions.

      A   Preclearance   Officer   shall  also   collect   the  signed   initial
acknowledgments  of receipt  and the  annual  acknowledgments  from each  access person of receipt of a copy of the Code and Insider Trading  Policy,  as well as reports, as applicable,  on Schedules B, C, D, E and F of the Code. In addition, a  Preclearance  Officer shall request  copies of all  confirmations,  and other
information   with  respect  to  an  account  opened  and  maintained  with  the
broker-dealer  by  any  access  person  of  the  Franklin   Templeton  Group.  A
Preclearance  Officer shall  preserve  those  acknowledgments  and reports,  the
records  of  consultations  and  waivers,  and  the  confirmations,   and  other
information for the period required by applicable regulation.

      A Preclearance Officer shall review brokerage  transaction  confirmations, account statements,  Schedules B, C, D, E, F and Private Placement Checklists of
Access Persons for compliance with the Code. The reviews shall include,  but are not limited to;

      (1)  Comparison of brokerage confirmations,  Schedule Bs, and/or brokerage statements  to  preclearance  request  worksheets  or,  if a  private placement, the Private Placement Checklist;

      (2)  Comparison  of  brokerage  statements  and/or  Schedule Fs to current securities holding information;

      (3)  Comparison of Schedule C to current securities account information;

      (4)  Conducting  periodic  "back-testing"  of access person  transactions,
           Schedule  Es and/or  Schedule  Gs in  comparison  to fund and  client transactions;

      A Preclearance  Officer shall evidence review by initialing and dating the appropriate  document.  Any  apparent  violations  of  the  Code  detected  by a
Preclearance  Officer during his or her review shall be promptly  brought to the attention of the Director of Compliance.

      D.  PERIODIC RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

      The Legal Compliance Department shall consult with the General Counsel and the Human Resources Department, as the case may be, to assure that:

      (1)  Adequate reviews and audits are conducted to monitor  compliance with
           the  reporting,  pre-clearance,   prohibited  transaction  and  other
           requirements of the Code.

      (2)  Adequate reviews and audits are conducted to monitor  compliance with
           the  reporting,  pre-clearance,   prohibited  transaction  and  other
           requirements of the Code.

      (3)  All access persons and new employees of the Franklin  Templeton Group
           are  adequately  informed  and  receive  appropriate   education  and
           training as to their duties and obligations under the Code.

      (4)  There are adequate educational,  informational and monitoring efforts to ensure  that  reasonable  steps are taken to  prevent  and  detect unlawful  insider  trading by access persons and to control access to inside information.

      (5)  Written compliance reports are submitted to the Board of Directors of
           Franklin  Resources,  Inc.,  and the Board of each  relevant  Fund at least  annually.  Such reports will describe any issues arising under the Code or  procedures  since the last  report,  including,  but not limited to,  information  about  material  violations  of the Code or
           procedures  and  sanctions   imposed  in  response  to  the  material
           violations.

      (6)  The Legal Compliance Department will certify at least annually to the
           Fund's  board of  directors  that the  Franklin  Templeton  Group has adopted  procedures  reasonably  necessary to prevent  Access Persons from violating the Code, and

      (7)  Appropriate records are kept for the periods required by law.

      E.  APPROVAL BY FUND'S BOARD OF DIRECTORS

      (1)  Basis for Approval

      The Board of  Directors/Trustees  must base its  approval of the Code on a determination that the Code contains provisions  reasonably necessary to prevent access persons from engaging in any conduct prohibited by rule 17j-1.

      (2)  New Funds

      At the time a new fund is organized,  the Legal Compliance Department will provide the Fund's  board of  directors,  a  certification  that the  investment adviser and principal  underwriter have adopted procedures  reasonably necessary to prevent Access Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

      (3)  Material Changes to the Code of Ethics

      The Legal Compliance Department will provide the Fund's board of directors a written  description  of all  material  changes  to the Code no later than six months after adoption of the material change by the Franklin Templeton Group.

 II.  COMPILATION OF DEFINITIONS OF IMPORTANT TERMS

      For purposes of the Code of Ethics and Insider Trading  Policy,  the terms below have the following meanings:

1934 ACT - The Securities Exchange Act of 1934, as amended.

1940 ACT - The Investment Company Act of 1940, as amended.

ACCESS PERSON - Each  director,  trustee,  general  partner or officer,  and any other person that  directly or indirectly  controls  (within the meaning of
     Section 2(a)(9) of the 1940 Act) the Franklin  Templeton Group or a person, including  an  Advisory  Representative,  who  has  access  to  information concerning  recommendations  made to a Fund or  client  with  regard to the purchase or sale of a security.

ADVISORY  REPRESENTATIVE  - Any officer or director of Franklin  Resources;  any
     employee   who  makes  any   recommendation,   who   participates   in  the
     determination of which  recommendation shall be made, or whose functions or duties relate to the determination of which  recommendation  shall be made;
     any  employee  who,  in  connection  with his or her  duties,  obtains  any information  concerning which securities are being recommended prior to the effective  dissemination  of  such  recommendations  or of the  information concerning  such  recommendations;  and any of the  following  persons  who obtain  information  concerning  securities  recommendations  being made by
     Franklin   Resources   prior  to  the  effective   dissemination   of  such
     recommendations or of the information concerning such recommendations:  (i)
     any  person in a  control  relationship  to  Franklin  Resources,  (ii) any affiliated  person of such  controlling  person,  and (iii) any  affiliated person of such affiliated person.

AFFILIATED PERSON - same meaning as Section  2(a)(3) of the  Investment  Company
     Act of 1940.  An  "affiliated  person" of an  investment  company  includes directors, officers, employees, and the investment adviser. In addition, it includes  any person  owning 5% of the  company's  voting  securities,  any person  in  which  the  investment  company  owns 5% or more of the  voting securities,  and any person directly or indirectly controlling,  controlled by, or under common control with the company.

APPROPRIATE ANALYST - With respect to any access person,  any securities analyst or portfolio manager making investment  recommendations  or investing funds on behalf of an  Associated  Client and who may be  reasonably  expected to recommend or consider the purchase or sale of a security.

ASSOCIATED  CLIENT  - A Fund  or  client  whose  trading  information  would  be available  to the access  person  during  the course of his or her  regular functions or duties.

BENEFICIAL  OWNERSHIP - Has the same  meaning as in Rule  16a-1(a)(2)  under the
     1934 Act. Generally,  a person has a beneficial  ownership in a security if he or she,  directly  or  indirectly,  through any  contract,  arrangement, understanding,  relationship  or  otherwise,  has or  shares  a  direct  or indirect  pecuniary  interest in the security.  There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

FUNDS - Investment companies in the Franklin Templeton Group of Funds.

HELD OR TO BE  ACQUIRED - A security is "held or to be  acquired"  if within the most recent 15 days it (i) is or has been held by a Fund,  or (ii) is being or has been considered by a Fund or its investment  adviser for purchase by the Fund.

PORTFOLIO  PERSON - Any  employee  of the  Franklin  Templeton  Group,  who,  in
     connection  with  his  or  her  regular  functions  or  duties,   makes  or
     participates  in the  decision  to purchase or sell a security by a Fund in the  Franklin  Templeton  Group,  or  any  other  client  or if  his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers,  research analysts, traders,  persons  serving in  equivalent  capacities  (such as  Management
     Trainees),  persons  supervising the activities of Portfolio  Persons,  and anyone else designated by the Director of Compliance

PROPRIETARY ACCOUNTS - Any corporate account or other account including, but not limited  to, a limited  partnership,  a  corporate  hedge  fund,  a limited liability company or any other pooled investment  vehicle in which Franklin
     Resources  or its  affiliates,  owns 25 percent or more of the  outstanding capital  or is  entitled  to 25% or more of the  profits  or  losses in the account  (excluding  any asset based  investment  management  fees based on average periodic net assets in accounts).

SECURITY - Any stock,  note, bond,  evidence of  indebtedness,  participation or interest  in any  profit-sharing  plan or limited  or general  partnership, investment  contract,  certificate  of deposit for a  security,  fractional undivided  interest in oil or gas or other mineral  rights,  any put, call, straddle,  option, or privilege on any security (including a certificate of deposit),  guarantee  of, or warrant or right to subscribe  for or purchase any of the  foregoing,  and in general any interest or instrument  commonly known as a  security,  except  commodity  futures,  currency  and  currency forwards. For the purpose of this Code, "security" does not include:

     (1)  Direct obligations of the Government of the United States;

     (2)  Bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements; and

     (3)  Shares issued by open-end funds.

SEE  Section  III of  Appendix A for a summary  of  different  requirements  for different types of securities.

III.  SECURITIES EXEMPT FROM THE PROHIBITED , REPORTING, AND PRE-CLEARANCE PROVISIONS

      A.  PROHIBITED TRANSACTIONS

      Securities that are EXEMPT from the prohibited  transaction  provisions of
Section 3.4 include:

      (1)  securities that are direct obligations of the U.S.  Government,  such as  Treasury  bills,  notes and  bonds,  and U.S.  Savings  Bonds and derivatives thereof;

      (2)  high quality  short-term  instruments  ("money  market  instruments")
           including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit;  (iii) commercial paper; and (iv) repurchase agreements;

      (3)  shares of registered open-end investment companies;

      (4)  commodity  futures,  currencies,  currency  forwards and  derivatives thereof;

      (5)  securities that are prohibited  investments for all Funds and clients advised by the entity employing the access person; and

      (6)  transactions in securities issued or guaranteed by the governments or their agencies or  instrumentalities  of Canada,  the United Kingdom,
           France,  Germany,  Switzerland,   Italy  and  Japan  and  derivatives
           thereof.

      B.  REPORTING AND PRECLEARANCE

      Securities that are EXEMPT from both the reporting requirements of Section
5 and preclearance requirements of Section 6 of the Code include:

      (1)  securities that are direct obligations of the U.S.  Government,  such as  Treasury  bills,  notes and  bonds,  and U.S.  Savings  Bonds and derivatives thereof;

      (2)  high quality  short-term  instruments  ("money  market  instruments")
           including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit;  (iii) commercial paper; and (iv) repurchase agreements;

      (3)  shares of registered open-end investment companies; and

      (4)  commodity  futures,  currencies,  currency  forwards and  derivatives thereof.

 IV.  LEGAL REQUIREMENT

      Rule 17j-1 under the Investment  Company Act of 1940 ("1940 Act") makes it unlawful for any affiliated person of the Franklin Templeton Group in connection with the  purchase  or sale of a security,  including  any option to purchase or sell, and any security  convertible into or exchangeable  for, any security that is "held or to be acquired" by a Fund in the Franklin Templeton Group:

      A.  To employ any device, scheme or artifice to defraud a Fund;

      B.  To make to a Fund any untrue  statement of a material  fact or omit to state  to a Fund a  material  fact  necessary  in  order  to make  the statements  made, in light of the  circumstances  under which they are made, not misleading;

      C.  To engage in any act,  practice,  or course of business which operates or would operate as a fraud or deceit upon a Fund; or

      D.  To engage in any manipulative practice with respect to a Fund.

      A security is "held or to be  acquired"  if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund. .

                         APPENDIX B: FORMS AND SCHEDULES

                               ACKNOWLEDGMENT FORM
             CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

To:  DIRECTOR OF COMPLIANCE, LEGAL COMPLIANCE DEPARTMENT

I hereby acknowledge receipt of a copy of the Franklin Templeton Group's CODE OF
ETHICS AND POLICY STATEMENT ON INSIDER TRADING,  AMENDED AND RESTATED,  DECEMBER
2001, which I have read and understand.  I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment.  Additionally, I authorize any broker-dealer,  bank or investment adviser with whom I have securities accounts and accounts in which
I have beneficial ownership,  to provide brokerage  confirmations and statements as required for compliance  with the Code. I further  understand and acknowledge that any violation of the Code or Insider Trading Policy,  including engaging in a prohibited  transaction  or failure to file reports as required (see Schedules
B,  C,  D,  E, F and  G),  may  subject  me to  disciplinary  action,  including termination of employment.

================================================================================
SIGNATURE:
--------------------------------------------------------------------------------
PRINT NAME:
--------------------------------------------------------------------------------
TITLE:
--------------------------------------------------------------------------------
DEPARTMENT:
--------------------------------------------------------------------------------
LOCATION:
--------------------------------------------------------------------------------
DATE ACKNOWLEDGMENT WAS SIGNED:
================================================================================

     RETURN TO: LEGAL COMPLIANCE DEPARTMENT, ONE FRANKLIN PARKWAY, SAN MATEO

SCHEDULE A: LEGAL AND COMPLIANCE  OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX
NUMBERS(19)

LEGAL OFFICER
-------------
MURRAY SIMPSON
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
FRANKLIN TEMPLETON INVESTMENTS
ONE FRANKLIN PARKWAY
SAN MATEO, CA 94403-1906
(650) 525 -7331

COMPLIANCE OFFICERS
-------------------

================================================================================
DIRECTOR, GLOBAL COMPLIANCE          PRECLEARANCE OFFICERS
James M. Davis                       Stephanie Harwood, Supervisor
Franklin Templeton Investments       Lisa Del Carlo
One Franklin Parkway                 Darlene Nisby
San Mateo, CA 94403-1906             Legal Compliance Department
(650) 312-2832                       Franklin Templeton Investments
                                     One Franklin Parkway
                                     San Mateo, CA 94403-1906 (650)
                                     312-3693 (telephone) (650)
                                     312-5646 (facsimile)
                                     Preclear, Legal (internal e-mail address)
                                     Lpreclear@frk.com (external e-mail address)
================================================================================

----------

19  As of August 2001

SCHEDULE B: SECURITIES TRANSACTION REPORT

This report of  personal  securities  transactions  NOT  reported  by  duplicate confirmations  and brokerage  statements  pursuant to Section 5.3 of the Code is required  pursuant to Rule  204-2(a) of the  Investment  Advisers Act of 1940 or
Rule  17j-1(c)  of the  Investment  Company  Act of  1940.  The  report  must be completed and submitted to the  Compliance  Department no later than 10 calendar days after the end of the calendar quarter.  Refer to Section 5.3 of the Code of
Ethics for further instructions.

=======================================================================================
     |         |                  |Type of |           |     |       |
     |         |     Security     |Security|           |     |       |
     |         |   Description,   |(Stock, |           |     |       |
     |         |including interest| Bond,  |Quantity or|     |Broker-|Date Preclearance
Trade|Buy, Sell|rate and maturity |Option, | Principal |     |Dealer |  obtained from
Date |or Other | (if appropriate) | etc.)  |  Amount   |Price|or Bank|Compliance Dept.
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
-----|---------|------------------|--------|-----------|-----|-------|-----------------
     |         |                  |        |           |     |       |
=======================================================================================

THE REPORT OR  RECORDING OF ANY  TRANSACTION  ABOVE SHALL NOT BE CONSTRUED AS AN
ADMISSION THAT I HAVE ANY DIRECT OR INDIRECT OWNERSHIP IN THE SECURITIES.

--------------------------------------------------------------------------------
(PRINT NAME)            (SIGNATURE)            (DATE)           (QUARTER ENDING)

RETURN TO: LEGAL COMPLIANCE DEPARTMENT, FRANKLIN TEMPLETON INVESTMENTS
ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906

SCHEDULE C: INITIAL,  ANNUAL & UPDATED  DISCLOSURE OF ACCESS PERSONS  SECURITIES
HOLDINGS

This report shall set forth the security name or description  and security class of each  security  holding  in which  you have a direct or  indirect  beneficial interest,  including holdings by a spouse, minor children, trusts,  foundations, and any account for which  trading  authority has been  delegated to you,  other than  authority  to trade  for a Fund in or a client of the  Franklin  Templeton
Group..  In lieu of listing each security position below, you may instead attach copies of brokerage  statements,  sign below and return Schedule C and brokerage statements  to the Legal  Compliance  Department  within  10 days if an  initial report or by January  30th of each year if an annual  report.  Refer to Sections
5.2.A and 5.4.A of the Code for additional filing instructions.

================================================================================
Security Description,|                |           |             |
 including interest  |Type of Security|Quantity or|             |
  rate and maturity  | (Stock, Bond,  | Principal |Broker-Dealer|
  (if appropriate)   | Option, etc.)  |  Amount   |   or Bank   |Account Number
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
---------------------|----------------|-----------|-------------|---------------
                     |                |           |             |
================================================================================

|_|  I  DID  NOT  HAVE  ANY   PERSONAL   SECURITIES   HOLDINGS  FOR  YEAR  ENDED
     _____________

|_|  I HAVE ATTACHED  STATEMENTS  CONTAINING ALL MY PERSONAL SECURITIES HOLDINGS
     FOR THE YEAR ENDED ______

TO THE BEST OF MY  KNOWLEDGE  I HAVE  DISCLOSED  ALL OF MY  SECURITIES  ACCOUNTS
AND/OR  INVESTMENTS  IN WHICH I HAVE A DIRECT OR INDIRECT  BENEFICIAL  INTEREST,
INCLUDING SECURITY ACCOUNTS OF A SPOUSE,  MINOR CHILDREN,  TRUSTS,  FOUNDATIONS,
AND ANY ACCOUNT FOR WHICH TRADING  AUTHORITY HAS BEEN DELEGATED AN  UNAFFILIATED
PARTY.

--------------------------------------------------------------------------------
PRINT NAME                SIGNATURE                DATE               YEAR ENDED

*Securities  that are EXEMPT  from being  reported  on  Schedule C include:  (i)
 securities that are direct obligations of the U.S. Government, such as Treasury bills,  notes and bonds, and U.S. Savings Bonds and derivatives  thereof;  (ii)
 high quality short-term instruments ("money market instruments")  including but not  limited to  bankers'  acceptances,  U.S.  bank  certificates  of  deposit;
 commercial  paper;  and  repurchase  agreements;  (iii)  shares  of  registered open-end investment companies; and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

SCHEDULE D: NOTIFICATION OF SECURITIES ACCOUNT OPENING

DATE:  ___________________________

TO:    Preclearance Desk
       Legal Compliance Department
       One Franklin Parkway
       San Mateo, CA 94403-1906
       (650) 312-3693
       FAX:  (650) 312-5646

FROM:  NAME:        ___________________________________
       DEPARTMENT:  ___________________________________
       LOCATION:    ___________________________________
       EXTENSION:   ___________________________________

       ARE YOU A REG. REPRESENTATIVE?     YES |_|     NO |_|
       ARE YOU AN ACCESS PERSON?          YES |_|     NO |_|

This is to advise you that I will be opening or have opened a securities account with the following firm:

                PLEASE FILL OUT COMPLETELY TO EXPEDITE PROCESSING

NAME ON ACCOUNT:  ______________________________________________________________
                  (If other  than  employee,  please  state  relationship  i.e., spouse, son, daughter, trust, etc.)

ACCT # OR SSN #:  ______________________________________________________________

NAME OF FIRM:     ______________________________________________________________

ATTN:             ______________________________________________________________

ADDRESS OF FIRM:  ______________________________________________________________

CITY/STATE/ZIP:   ______________________________________________________________

*All Franklin registered  representatives and Access Persons, PRIOR TO OPENING A
 BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER, are required to notify the Legal
 Compliance Department and the executing broker-dealer in writing. This includes accounts in which the  registered  representative  or access person has or will have a financial interest (e.g., a spouse's account) or discretionary authority
 (e.g., a trust account for a minor child).

Upon receipt of the  NOTIFICATION OF SECURITIES  ACCOUNT OPENING form, the Legal
Compliance  Department  will  contact  the  broker-dealer  identified  above and request that it receive duplicate confirmations and statements of your brokerage account.

SCHEDULE E: NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

If you have any  beneficial  ownership  in a security  and you  recommend to the
Appropriate  Analyst that the security be considered  for purchase or sale by an
Associated  Client,  or if you carry out a purchase or sale of that security for an Associated Client,  you must disclose your beneficial  ownership to the Legal
Compliance  Department and the Appropriate  Analyst in writing on Schedule E (or an equivalent form containing similar  information) before the purchase or sale, or before or simultaneously with the recommendation.

=========================================================================================
           |          |        |            |Date and Method|  Primary  |        |
           |Ownership |        | Method of  | Learned that  | Portfolio |        |Date of
           |   Type   |        |Acquisition |Security Under |Manager or |Name of |Verbal
 Security  |(Direct or|  Year  |(Purch/Gift/| Consideration |Appropriate| Person |Notifi-
Description|Indirect) |Acquired|   Other)   |   by Funds    |  Analyst  |Notified|cation
-----------|----------|--------|------------|---------------|-----------|--------|-------
           |          |        |            |               |           |        |
-----------|----------|--------|------------|---------------|-----------|--------|-------
           |          |        |            |               |           |        |
-----------|----------|--------|------------|---------------|-----------|--------|-------
           |          |        |            |               |           |        |
=========================================================================================

--------------------------------------------------------------------------------
(PRINT NAME)                         (SIGNATURE)                          (DATE)

RETURN TO: LEGAL  COMPLIANCE  DEPARTMENT,  FRANKLIN  TEMPLETON  INVESTMENTS  ONE
FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906

SCHEDULE F: INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS

This report shall set forth the name and description of each securities  account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts,  foundations,  and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in, or a client of, the Franklin  Templeton Group. In lieu of listing each  securities  account below,  you may instead attach copies of the brokerage statements,  sign below and return  Schedule F and  brokerage  statements to the
Compliance Department.

===================================================================================
                   |                  |ADDRESS OF BROKERAGE|       |
                   |                  |BROKERAGE FIRM, BANK|       |
 NAME(S) ON ACCOUNT|NAME OF BROKERAGE | OR INVEST. ADVISER |       |NAME OF ACCOUNT
(REGISTRATION SHOWN|  FIRM, BANK OR   |(STREET, CITY, STATE|ACCOUNT|  EXECUTIVE/
   ON STATEMENT)   |INVESTMENT ADVISER|   AND CIP CODE)    |NUMBER |REPRESENTATIVE
-------------------|------------------|--------------------|-------|---------------
                   |                  |                    |       |
-------------------|------------------|--------------------|-------|---------------
                   |                  |                    |       |
-------------------|------------------|--------------------|-------|---------------
                   |                  |                    |       |
-------------------|------------------|--------------------|-------|---------------
                   |                  |                    |       |
===================================================================================

TO THE BEST OF MY KNOWLEDGE I HAVE  DISCLOSED ALL OF MY  SECURITIES  ACCOUNTS IN
WHICH I HAVE A  DIRECT  OR  INDIRECT  BENEFICIAL  INTEREST,  INCLUDING  SECURITY
ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS,  FOUNDATIONS,  AND ANY ACCOUNT FOR
WHICH TRADING AUTHORITY HAS BEEN DELEGATED TO ME.

--------------------------------------------------------------------------------
PRINT NAME                SIGNATURE                DATE               YEAR ENDED

RETURN TO: LEGAL  COMPLIANCE  DEPARTMENT,  FRANKLIN  TEMPLETON  INVESTMENTS  ONE
FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906

SCHEDULE G: INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY

This report shall set forth the account name or  description in which you have a direct or indirect beneficial  interest,  including holdings by a spouse,  minor children,  trusts,  foundations,  and as to  which  trading  authority  has been delegated  by  you  to  an  unaffiliated  registered  broker-dealer,  registered investment  adviser,  or other investment  manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

===================================================================================
                     |                     |                       |
                     |  NAME/DESCRIPTION   |                       |
                     | OF BROKERAGE FIRM,  |   TYPE OF OWNERSHIP   |
 NAME(S) AS SHOWN ON |  BANK, INVESTMENT   | DIRECT OWNERSHIP (DO) |ACCOUNT NUMBER
ACCOUNT OR INVESTMENT|ADVISER OR INVESTMENT|INDIRECT OWNERSHIP (IO)|(IF APPLICABLE)
---------------------|---------------------|-----------------------|---------------
                     |                     |                       |
---------------------|---------------------|-----------------------|---------------
                     |                     |                       |
---------------------|---------------------|-----------------------|---------------
                     |                     |                       |
---------------------|---------------------|-----------------------|---------------
                     |                     |                       |
===================================================================================

TO THE BEST OF MY  KNOWLEDGE  I HAVE  DISCLOSED  ALL OF MY  SECURITIES  ACCOUNTS
AND/OR  INVESTMENTS  IN WHICH I HAVE A DIRECT OR INDIRECT  BENEFICIAL  INTEREST,
INCLUDING SECURITY ACCOUNTS OF A SPOUSE,  MINOR CHILDREN,  TRUSTS,  FOUNDATIONS,
AND ANY ACCOUNT FOR WHICH TRADING  AUTHORITY HAS BEEN DELEGATED AN  UNAFFILIATED
PARTY. FURTHER, I CERTIFY THAT I DO NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR
CONTROL OVER THE ACCOUNTS LISTED ABOVE.

--------------------------------------------------------------------------------
PRINT NAME                SIGNATURE                DATE               YEAR ENDED

RETURN TO: LEGAL  COMPLIANCE  DEPARTMENT,  FRANKLIN  TEMPLETON  INVESTMENTS  ONE
FRANKLIN PARKWAY, SAN MATEO, CA 94403-190

SCHEDULE  H:  CHECKLIST  FOR  PARTNERSHIPS  AND  SECURITIES  ISSUED  IN  PRIVATE
PLACEMENTS

GENERAL INSTRUCTIONS:  In considering requests by Access Persons for approval of limited  partnerships and other private placement securities  transactions,  the
Director of  Compliance  shall  consult  with an  executive  officer of Franklin
Resources, Inc. In deciding whether to approve the transaction,  the Director of
Compliance  and the  executive  officer  shall take into  account,  among  other factors,  whether the  investment  opportunity  should be reserved for a Fund or other client,  and whether the  investment  opportunity  is being offered to the access  person by  virtue of his or her  position  with the  Franklin  Templeton
Group.  IF  THE  ACCESS  PERSON  RECEIVES  CLEARANCE  FOR  THE  TRANSACTION,  AN
INVESTMENT  IN THE  SAME  ISSUER  MAY ONLY BE MADE  FOR A FUND OR  CLIENT  IF AN
EXECUTIVE  OFFICER OF FRANKLIN  RESOURCES,  INC.,  WHO HAS BEEN  INFORMED OF THE
ACCESS PERSON'S  PRE-EXISTING  INVESTMENT AND WHO HAS NO INTEREST IN THE ISSUER,
APPROVES THE TRANSACTION.

IN ORDER TO PROCESS YOUR REQUEST, PLEASE PROVIDE THE FOLLOWING INFORMATION:

1)  Name/Description of proposed investment:  __________________________________

2)  Proposed Investment Amount:               __________________________________

3)  Please  attach  pages  of  the  offering  memorandum  (or  other  documents)
    summarizing the investment opportunity, including:

    a)  Name of the partnership/hedge fund/issuer;
    b)  Name of the general partner, location & telephone number;
    c)  Summary of the offering; including the total amount the offering/issuer;
    d)  Percentage your investment will represent of the total offering;
    e)  Plan of distribution; and
    f)  Investment objective and strategy,

PLEASE RESPOND TO THE FOLLOWING QUESTIONS:

4)  Was this  investment  opportunity  presented  to you in your  capacity  as a portfolio  manager,  trader or research  analyst?  If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.

5)  Is this investment opportunity suitable for any fund/client that you advise?
    If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?

6)  Do any of the fund/clients  that you advise presently hold securities of the issuer of this proposed  investment  (e.g.,  common stock,  preferred stock, corporate debt, loan participations,  partnership  interests,  etc)? If yes, please provide the names of the funds/clients and security description.

7)  Do you  presently  have or will  you  have  any  managerial  role  with  the company/issuer  as a result of your  investment?  If yes,  please explain in detail your responsibilities, including any compensation you will receive.

8)  Will you have any  investment  control or input to the  investment  decision making process?

9)  If applicable,  will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?

Reminder:  Personal  securities  transactions  that  do not  generate  brokerage confirmations must be reported to the Legal Compliance  Department on Schedule B within 10 calendar days after you are notified.

             __________________________________
                   Name of Access Person

             __________________________________          _______________________
                  Access Person Signature                         Date

Approved by: __________________________________          _______________________
             Chief Investment Officer Signature                   Date

|------------------------------------------------------------------------------|
|                          LEGAL COMPLIANCE USE ONLY                           |
|------------------------------------------------------------------------------|

|------------------------------------------------------------------------------|
|Date Received:  ________________________________________________              |
|                                                                              |
|Date Entered in Lotus Notes:  __________________________________              |
|                                                                              |
|Date Forwarded FRI Executive Officer:  _________________________              |
|                                                                              |
|Precleared:  [_]   [_]     (attach E-Mail) Date:  ______________              |
|                                                                              |
|Date Entered in APII:  ___________________                                    |
|                                                                              |
|------------------------------------------------------------------------------|

APPENDIX C:  INVESTMENT  ADVISOR AND  BROKER-DEALER  AND OTHER  SUBSIDIARIES  OF
FRANKLIN RESOURCES, INC. - FEBRUARY 2001

==========================================================================================
                                     |      |Franklin Templeton                 |
Franklin Advisers, Inc.              |IA    |Investments Corp. (Canada)         |IA
-------------------------------------|------|-----------------------------------|---------
                                     |      |Templeton/Franklin                 |
Franklin Advisory Services, LLC      |IA    |Investment Services, Inc.          |IA/BD
-------------------------------------|------|-----------------------------------|---------
Franklin Investment                  |      |                                   |
Advisory Services, Inc.              |IA    |Templeton Investment Counsel, LLC  |IA
-------------------------------------|------|-----------------------------------|---------
Franklin Private Client Group, Inc.  |IA    |Templeton Asset Management, Ltd.   |IA/FIA
-------------------------------------|------|-----------------------------------|---------
                                     |      |Franklin Templeton                 |
Franklin Mutual Advisers, LLC        |IA    |Investments Japan Ltd.             |FIA
-------------------------------------|------|-----------------------------------|---------
                                     |      |Closed Joint-Stock Company         |
Franklin Properties, Inc.            |REA   |Templeton (Russia)                 |FIA
-------------------------------------|------|-----------------------------------|---------
                                     |      |Templeton Unit Trust               |
Franklin/Templeton Distributors, Inc.|BD    |Management Ltd. (UK)               |FBD
-------------------------------------|------|-----------------------------------|---------
Franklin Asset Management            |      |                                   |
(Proprietary) Ltd.                   |IA    |Orion Fund Management Ltd.         |FIA
-------------------------------------|------|-----------------------------------|---------
                                     |      |Templeton Global                   |
Templeton (Switzerland), Ltd.        |FBD   |Advisors Ltd. (Bahamas)            |IA
-------------------------------------|------|-----------------------------------|---------
Franklin Templeton                   |      |Templeton Asset Management         |
Investments (Asia) Ltd.              |FBD   |(India) Pvt. Ltd.                  |FIA/FBD
-------------------------------------|------|-----------------------------------|---------
Franklin Templeton                   |      |                                   |
Investments Corp. (UK)               |IA/FIA|Templeton Italia SIM S.p.A. (Italy)|FBD
-------------------------------------|------|-----------------------------------|---------
Franklin Templeton International     |      |Franklin Templeton Investment      |
Services S.A. (Luxembourg)           |FBD   |Services GmbH (Germany)            |FBD
-------------------------------------|------|-----------------------------------|---------
Franklin Templeton Investments       |      |                                   |
(Australia) Limited                  |FIA   |Templeton Funds Annuity Company    |INS
-------------------------------------|------|-----------------------------------|---------
Franklin/Templeton                   |      |                                   |
Investor Services, LLC               |TA    |FTTrust Company                    |Trust Co.
-------------------------------------|------|-----------------------------------|---------
Franklin Templeton                   |      |                                   |
Alternative Strategies, LLC          |IA    |Franklin Templeton Services, LLC   |BM
==========================================================================================

Codes:
IA:     US registered investment adviser
BD:     US registered broker-dealer
FIA:    Foreign equivalent investment adviser
FBD:    Foreign equivalent broker-dealer
TA:     US registered transfer agent
BM:     Business manager to the funds
REA:    Real estate adviser
INS:    Insurance company
Trust:  Trust company

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING

A.  LEGAL REQUIREMENT

    Pursuant to the Insider  Trading and  Securities  Fraud  Enforcement  Act of
1988,  it is the policy of the Franklin  Templeton  Group to forbid any officer, director,  employee,  consultant acting in a similar  capacity,  or other person associated with the Franklin Templeton Group from trading,  either personally or on behalf of clients, including all client assets managed by the entities in the
Franklin  Templeton Group, on material  non-public  information or communicating material non-public  information to others in violation of the law. This conduct is frequently  referred to as "insider  trading." The Franklin Templeton Group's
Policy Statement on Insider Trading applies to every officer, director, employee or other  person  associated  with the Franklin  Templeton  Group and extends to activities  within and outside their duties with the Franklin  Templeton  Group.
Every officer, director and employee must read and retain this policy statement.
Any  questions  regarding the Franklin  Templeton  Group's  Policy  Statement on
Insider  Trading or the  Compliance  Procedures  should be referred to the Legal
Department.

    The term "insider  trading" is not defined in the federal  securities  laws, but generally is used to refer to the use of material non-public  information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

    While the law  concerning  insider  trading is not static,  it is  generally understood that the law prohibits:

    (1)  trading by an  insider,  while in  possession  of  material  non-public information; or

    (2)  trading by a  non-insider,  while in possession of material  non-public
         information,   where  the  information  either  was  disclosed  to  the
         non-insider in violation of an insider's  duty to keep it  confidential or was misappropriated; or

    (3)  communicating material non-public information to others.

    The elements of insider trading and the penalties for such unlawful  conduct are discussed  below.  If, after reviewing this policy  statement,  you have any questions, you should consult the Legal Department.

B.  WHO IS AN INSIDER?

    The concept of  "insider"  is broad.  It includes  officers,  directors  and employees of a company. In addition, a person can be a "temporary insider" if he or she  enters  into a special  confidential  relationship  in the  conduct of a company's affairs and as a result is given access to information  solely for the company's purposes.  A temporary insider can include,  among others, a company's outside  attorneys,  accountants,  consultants,  bank lending officers,  and the employees of such organizations. In addition, an investment adviser may become a temporary  insider  of a  company  it  advises  or for which it  performs  other services.  According  to the U.S.  Supreme  Court,  the company  must expect the outsider  to keep the  disclosed  non-public  information  confidential  and the relationship  must at  least  imply  such a duty  before  the  outsider  will be considered an insider.

C.  WHAT IS MATERIAL INFORMATION?

    Trading  on inside  information  is not a basis  for  liability  unless  the
information  is  material.   "Material  information"  generally  is  defined  as
information  for  which  there is a  substantial  likelihood  that a  reasonable investor would consider it important in making his or her investment  decisions, or information  that is reasonably  certain to have a substantial  effect on the price of the company's  securities.  Information  that  officers,  directors and employees  should consider  material  includes,  but is not limited to: dividend changes, earnings estimates,  changes in previously released earnings estimates, significant  merger or acquisition  proposals or agreements,  major  litigation, liquidation problems, and extraordinary management developments.

    Material  information does not have to relate to a company's  business.  For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain  information  about the contents of a forthcoming  newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET  JOURNAL  reporter was found  criminally  liable for disclosing to others the dates that  reports on  various  companies  would  appear in the WALL
STREET JOURNAL and whether those reports would be favorable or not.

D.  WHAT IS NON-PUBLIC INFORMATION?

    Information is non-public until it has been effectively  communicated to the marketplace. One must be able to point to some fact to show that the information is generally public.  For example,  information found in a report filed with the
Securities and Exchange Commission  ("SEC"), or appearing in Dow Jones,  Reuters
Economic  Services,  THE WALL STREET  JOURNAL or other  publications  of general circulation would be considered public.

E.  BASIS FOR LIABILITY

    1.  FIDUCIARY DUTY THEORY

    In 1980,  the Supreme  Court found that there is no general duty to disclose before trading on material non-public  information,  but that such a duty arises only  where  there  is a  fiduciary  relationship.  That  is,  there  must  be a relationship  between the parties to the  transaction  such that one party has a right to expect that the other party will not disclose  any material  non-public information or refrain from trading. CHIARELLA V. U.S., 445 U.S. 22 (1980).

    In DIRKS V. SEC, 463 U.S.  646 (1983),  the Supreme  Court stated  alternate theories under which  non-insiders can acquire the fiduciary duties of insiders.
They can enter into a confidential  relationship  with the company through which they gain  information  (E.G.,  attorneys,  accountants),  or they can acquire a fiduciary duty to the company's  shareholders  as "tippees" if they are aware or should have been aware that they have been given confidential  information by an insider who has violated his fiduciary duty to the company's shareholders.

    However,  in the  "tippee"  situation,  a breach of duty  occurs only if the insider personally benefits,  directly or indirectly,  from the disclosure.  The benefit does not have to be pecuniary but can be a gift, a reputational  benefit that will  translate  into future  earnings,  or even evidence of a relationship that suggests a quid pro quo.

    2.  MISAPPROPRIATION THEORY

    Another  basis  for  insider  trading  liability  is the  "misappropriation"
theory,  under which  liability is  established  when trading occurs on material non-public information that was stolen or misappropriated from any other person.
In U.S. V. CARPENTER, SUPRA, the Court found, in 1987, a columnist defrauded THE
WALL STREET JOURNAL when he stole  information  from the WALL STREET JOURNAL and used it for  trading  in the  securities  markets.  It should be noted  that the misappropriation  theory  can be used to  reach a  variety  of  individuals  not previously thought to be encompassed under the fiduciary duty theory.

F.  PENALTIES FOR INSIDER TRADING

    Penalties for trading on or communicating  material  non-public  information are severe,  both for  individuals  involved in such unlawful  conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

    o  civil injunctions;
    o  treble damages;
    o  disgorgement of profits;
    o  jail sentences;
    o  fines for the person who committed the violation of up to three times the profit  gained  or  loss  avoided,  whether  or not the  person  actually benefited; and
    o  fines for the employer or other  controlling  person of up to the greater of  $1,000,000  or three  times the amount of the  profit  gained or loss avoided.

    In addition,  any  violation of this policy  statement can result in serious sanctions by the Franklin  Templeton  Group,  including  dismissal of any person involved.

G.  INSIDER TRADING PROCEDURES

    Each access person, Compliance Officer, the Risk Management Department,  and
the  Legal  Department,  as the case may be,  shall  comply  with the  following procedures.

    1.  IDENTIFYING INSIDE INFORMATION

    Before  trading for yourself or others,  including  investment  companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information,  ask yourself the following questions:

    o  Is the information material?

    o  Is this information  that an investor would consider  important in making his or her investment decisions?

    o  Is this information that would  substantially  affect the market price of the securities if generally disclosed?

    o  Is the information non-public?

    o  To whom has this information been provided?

    o  Has the  information  been  effectively  communicated  to the marketplace
       (e.g.,   published  in  REUTERS,   THE  WALL  STREET   JOURNAL  or  other
       publications of general circulation)?

If, after consideration of these questions, you believe that the information may be  material  and  non-public,  or if  you  have  questions  as to  whether  the information is material and non-public, you should take the following steps:

      (i)  Report the matter immediately to the designated  Compliance  Officer, or if he or she is not available, to the Legal Department.

     (ii)  Do not  purchase  or sell the  securities  on behalf of  yourself  or others, including investment companies or private accounts managed by the Franklin Templeton Group.

    (iii)  Do not  communicate  the  information  inside or outside the Franklin
           Templeton  Group,  other than to the Compliance  Officer or the Legal
           Department.

     (iv)  The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

      (v)  After the Legal  Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions  against  trading  and  communication  noted in (ii) and
           (iii),   or  you  will  be  allowed  to  trade  and  communicate  the information.

     (vi)  In the event the  information in your possession is determined by the
           Legal  Department  or  the  Compliance  Officer  to be  material  and non-public,  it may not be communicated to anyone,  including persons within the Franklin Templeton Group, except as provided in (i) above.
           In addition,  care should be taken so that the information is secure.
           For example,  files  containing the information  should be sealed and access to computer files containing material  non-public  information should be restricted to the extent practicable.

    2.  RESTRICTING ACCESS TO OTHER SENSITIVE INFORMATION

    All Franklin  Templeton  Group personnel also are reminded of the need to be careful to protect from  disclosure  other types of sensitive  information  that they may obtain or have access to as a result of their employment or association with the Franklin Templeton Group.

        (i)  GENERAL ACCESS CONTROL PROCEDURES

    The Franklin  Templeton  Group has  established a process by which access to company files that may contain  sensitive or non-public  information such as the
Bargain  List and the Source of Funds List is carefully  limited.  Since most of the Franklin  Templeton  Group files which  contain  sensitive  information  are stored in computers,  personal  identification  numbers,  passwords  and/or code access numbers are  distributed  to Franklin  Templeton  Group  computer  access persons  only.  This  activity is  monitored on an ongoing  basis.  In addition, access to certain  areas  likely to contain  sensitive  information  is normally restricted by access codes.